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                                                                   EXHIBIT 10.11

                              COOPERATION AGREEMENT

                                 by and between

          SHANGHAI RUN AN LIAN INFORMATION CONSULTANCY COMPANY LIMITED

                                       and

        QIANJIN NETWORK INFORMATION TECHNOLOGY (SHANGHAI) COMPANY LIMITED

                                   MAY 3, 2004

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                              COOPERATION AGREEMENT

This COOPERATION AGREEMENT ("AGREEMENT") is made and entered into on May 3, 2004 by and between the following parties:

PARTY A: Shanghai Run An Lian Information Consultancy Company Limited, a limited liability company duly organized and validly existing under the laws of the People's Republic of China, with its registered address at Room 753, 710 Changping Road, Shanghai, China; and

PARTY B: Qianjin Network Information Technology (Shanghai) Company Limited, a
         Sino-foreign joint venture duly organized and validly existing under the laws of the People's Republic of China, with its registered address at Suite 2307 Lucky Mansion, 660 Shangcheng Road, Pudong New District, Shanghai, China.

WHEREAS:

1. Party A is a company specializing in the provision of human resources services, which has obtained a Shanghai human resources service license and is qualified to provide human resource service, including online human resource service and Internet content provision service; Party A currently owns and operates a website specializing in the provision of Internet human resource service, i.e., www.51job.com ("HR Website");

2. Party B is a company with the software technology, multi-media technology and Internet system technology, specializing in the design and production of Internet advertisement with a advertising license for publishing Internet advertisement on HR Website; and

3. Party B has certain customer resources, and such customers need the technical and consulting services and human resource service in connection with recruitment. Party B is capable of providing such technical and consulting services, and holds a license to publish Internet advertisement. Due to fact that Party B no longer provides any human resource service, Party B intends to engage Party A and Party A intends to be engaged by Party B to provide relevant human resource service and to provide services in connection with publishing information on the HR Website to Party B's customers.

NOW THEREFORE, Party A and Party B hereby agree on the following terms and conditions and agree to perform this Agreement according to such terms and conditions:

                     ARTICLE 1 GENERAL PRINCIPLE OF SERVICES

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Party A shall provide to the customers of Party B human resource service and services of publishing information through the HR Website relying on its qualification to provide human resources services and the HR Website; Through its Internet technology, Party B shall provide technical and consulting services with respect to the development, construction, and maintenance of the HR Website, and shall provide the technical and consulting services related to the human resource services at the special request of the customers.

                  ARTICLE 2 SERVICES AND OBLIGATIONS OF PARTY A

Party A, together with Party B, shall enter into a Three Party Service Agreement with the recruiting company ("Customer"), and Party A shall conduct the following:

1. liaison with the Customer, collecting background information and hiring criteria from the Customer, and prepare hiring plans;

2. searching for qualified candidates for the Customers, communicating with the candidates, and arranging negotiation, interview, and execution of employment contracts and other matters between the Customers and the candidates; and

3. publishing recruiting information and advertisement bar of the Customer and creating a hyperlink between the advertisement bar and the recruitment page of Customer's website.

In the event that Party A breaches this Agreement and causes the breach of the Three Parties Service Agreement by and among Party A, Party B and the Customer or other similar agreement , then Party A shall be responsible for the settlement of disputes with the Customer, compensate the Customer for any losses and hold Party B harmless from such breach.

                             ARTICLE 3 SERVICE FEES

For the purpose of this Agreement, Party B shall pay service fees to Party A. The service fees shall be settled quarterly, which shall be paid within 45 days following the end of each quarter. Service fees shall be the amount of the direct operation costs incurred in the previous quarter plus 5% of such operation costs, provided that the service fees shall not exceed RMB300,000 per quarter. If it is shorter than three months at the time of fee settlement, the service fees shall be calculated based on the actual days involved and in accordance with the same formula as set out in this provision.

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                          ARTICLE 4 COPYRIGHT OWNERSHIP

The ownership of the intellectual property rights of Party A and Party B arising from or in connection with the cooperation shall be determined as follows: Party B owns the copyright for the database software and other relevant software designed by Party B, and the intellectual property rights of and any other rights derived from the results of development and research through the research and development under this Agreement and other agreements entered into by both Parties shall be owned by Party B, including without limitations the right to apply for patent, copyright for the software, technical documents and technical information as the carrier or other intellectual property rights, and the right to license the foresaid intellectual property rights to other parties or to transfer the foresaid intellectual property rights.

                         ARTICLE 5 TERM AND TERMINATION

5.1 This Agreement shall become effective from the date of execution hereof by the respective authorized representatives of Parties with the company seals of the Parties affixed hereto, and shall remain effective for ten
      (10) years.

5.2 During the term of this Agreement, in the event of breach of this Agreement by any Party, the other Party may terminate this Agreement by written notice if the breaching Party fails to cure the breach within fourteen (14) days of the receipt of the written notice from such other Party.

5.3 This Agreement may be extended to any term agreed by the Parties in writing.

                   ARTICLE 6 LIABILITY FOR BREACH OF CONTRACT

6.1 In the event of default by any Party hereto on its obligations provided in this Agreement, the defaulting party shall, upon the receipt of a written notice from the non-defaulting party requesting the correction, immediately refrain from such default and shall compensate the non-defaulting Party for all losses and damages thus caused to the non-defaulting party within fourteen (14) days of the notice. Should the defaulting party continue the breach or fails to perform its obligations, the non-defaulting Party shall have the right, in addition to the right to claim for compensation for its losses due to such beach of contract, to the early termination of this Agreement.

6.2 In the event that the Parties hereto are both at fault, then they shall bear the respective liabilities for the breach in accordance with the actual faults committed by parties.

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                                ARTICLE 7 WAIVER

7.1 Except for the obligation of compensation provided herein, no Party shall be liable for any contingent, consequential, special or punitive damages or other damages of the other Party arising from or in connection with this Agreement, whether or not alleged to be the result of contracts or infringement (including negligence or strict liability), or other circumstances, and whether or not the other Party has been informed of the possibilities of such damages to such other Party.

7.2 The rights and obligations under this Agreement shall apply to the respective successors, permitted assigns e, executor, and manager of both Parties to the extent possible. Any Party may transfer the services which it shall provide under this Agreement to any of its affiliates or successors, regardless whether such succession results from merger, acquisition, asset purchase or other circumstances.

7.3 The invalidity, nullity and unenforceability of any provision hereof shall not affect or prejudice the validity, effectiveness and enforceability of other provisions hereof. However, the Parties hereto shall cease the performance of such invalid, null and unenforceable provision and shall amend such provision only to the extent that it will be valid, effective and enforceable with respect to such specific facts and situations in a manner that most closely reflect the original intentions of such provision.

7.4 Any allowance, grace period and deferred exercise of the rights entitled under this Agreement granted by one Party in connection with the other Party's default or delay shall not be deemed as a waiver by such Party of its rights and shall not prejudice, affect or restrict any of the rights which such Party shall be entitled to under this Agreement and relevant PRC laws and regulations.

                                ARTICLE 8 NOTICE

All notices hereunder shall be either delivered by personal delivery or via facsimile or registered airmail. A notice, if sent via registered airmail, shall be deemed to have been serviced on the fifth day of the dispatch of the registered mail, or if sent via facsimile or by personal delivery, shall be deemed to have been serviced on the date immediately following the date of the dispatch or transmission. If a notice is sent via facsimile, the original copy shall be sent via registered airmail or by personal delivery after the transmission.

                 ARTICLE 9 DISPUTES RESOLUTION AND GOVERNING LAW

9.1 The execution, effectiveness, performance and interpretation of this Agreement shall be governed by the laws of the People's Republic of China.

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9.2   Any disputes arising from or in connection with the execution, performance, interpretation and dispute settlement of this Agreement shall be settled by both Parties through friendly consultations. If Parties fail to settle the disputes through friendly consultations, either Party may submit the dispute to China International Economy and Trade Arbitration Commission (hereinafter referred to as "CIETAC") for arbitration in Beijing in accordance with the then applicable arbitration rules of CIETAC.

9.3 During the arbitration, the Parties shall continue to perform their obligations under this Agreement not subject to the arbitration.

9.4   The arbitral award shall be final and binding upon the Parties.

                            ARTICLE 10 MISCELLANEOUS

10.1 This Agreement may not be revised, modified, supplemented or dissolved unless by written agreements between the Parties signed by the authorized representatives.

10.2 Appendixes attached to this Agreement shall be an integral part of this Agreement. The Parties may, from time to time, revised, add to or adjust the Appendixes hereto during the term of this Agreement.

10.3 This Agreement is written in Chinese in two counterparts, with each Party holding one counterpart.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the date and year first written above.

PARTY A: SHANGHAI RUN AN LIAN INFORMATION CONSULTANCY COMPANY LIMITED

SIGNED BY: ___________________

AUTHORIZED REPRESENTATIVE:
TITLE:

PARTY B: QIANJIN NETWORK INFORMATION TECHNOLOGY (SHANGHAI) COMPANY LIMITED

SIGNED BY: ___________________

AUTHORIZED REPRESENTATIVE:
TITLE:

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